UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Shimmick Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41867	84-3749368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Technology Drive Suite 300 Irvine, CA		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 723-2021

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SHIM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2025 (the “Closing Date”), Shimmick Corporation (the “Company”), through two of its wholly-owned subsidiaries (the “Borrowers”), and an affiliate of Ansley Park Capital LLC (the “Lender”) entered into a Loan and Security Agreement (the “Loan Agreement”) which provides for a borrowing capacity of $15.0 million as evidenced by two promissory notes (each, a “Promissory Note,” and together, the “Promissory Notes”). The Company intends to use the proceeds received from the Promissory Notes for project expenses and for other general corporate purposes.

Each Promissory Note has a maturity date of April 1, 2031, and accrues interest at a rate of 12.50% per annum (the “Interest Rate”). Upon the occurrence of any Default (as defined in the Loan Agreement), the Lender is entitled to receive interest at a default rate of 2.0% per annum above the Interest Rate. The Lender may also declare the debt and other obligations of the Borrowers to be immediately due and payable upon the occurrence of any Default, subject to applicable cure periods. Pursuant to the terms of the Loan Agreement, the Borrowers granted a security interest in (a) certain items of equipment described therein, (b) all leases, rental contracts, chattel paper, accounts, security deposits and general intangibles relating thereto and (c) and any and all proceeds thereof as collateral for the payments under the Loan Agreement and Promissory Notes. The Loan Agreement contains customary affirmative and negative covenants for a transaction of this type.

In connection with the Loan Agreement, each of the Company and a wholly-owned subsidiary of the Company entered into a separate guaranty agreement (each, a “Guaranty Agreement,” and together, the “Guaranty Agreements”) in favor of the Lender unconditionally guaranteeing liabilities of the Borrowers under the Loan Agreement.

The foregoing descriptions of the Loan Agreement, Promissory Notes and the Guaranty Agreements do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full text of the Loan Agreement and Forms of the Promissory Notes and the Guaranty Agreements, respectively, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Loan and Security Agreement, dated March 31, 2025, by and between AQCF Titling Trust, Rust Constructors Inc. and The Leasing Corporation
10.2	Form of Promissory Note
10.3	Form of Guaranty Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shimmick Corporation

Date: April 4, 2025	By:	/s/ John Carpenter
John Carpenter
Executive Vice President and General Counsel